Exhibit 99.1

CSS Industries, Inc. Reports Sales and Operating Results for the Quarter Ended June 30, 2008

PHILADELPHIA--(BUSINESS WIRE)--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the first quarter ended June 30, 2008. Sales increased 17% to $54,647,000 from $46,802,000 in 2007. The net loss increased slightly to $4,496,000 compared to a prior year net loss of $4,427,000. The loss per diluted share increased to $(.44) per diluted share from $(.41) per diluted share in the prior year as a result of lower shares outstanding due to stock repurchases over the last six months. The Company’s highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

The increase in sales during the fiscal quarter is due to sales of C.R. Gibson, which was acquired on December 3, 2007. Excluding sales from the C.R. Gibson business, sales declined 7%, primarily due to lower sales of tissue paper and gift wrap and the later timing of Halloween shipments compared to the prior year. The increased net loss in the first fiscal quarter was primarily the result of higher interest expense, partially offset by favorable margins and lower selling, general and administrative expenses at certain of our operations. Included in the current year loss per diluted share for the quarter is expense of $.03 per diluted share related to a restructuring program announced in January 2008 to close three Pennsylvania based facilities and $.03 per diluted share related to the impact of recent stock repurchases. C.R. Gibson did not contribute significantly to the Company’s earnings before interest in the first quarter as a large portion of its earnings are projected to occur in the last three quarters of the fiscal year.

“As expected, the economic environment has been a challenge for our businesses. However, our previously announced restructuring program, stock repurchases and the performance of C.R. Gibson are all expected to have a positive impact on the Company’s results this year,” commented Christopher J. Munyan, CSS President and CEO. “Although it is early in the year, we continue to believe that earnings for fiscal 2009 will be in the range of $2.40 to $2.55 per diluted share,” continued Mr. Munyan.

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion products, principally to mass market retailers. These products include gift wrap, gift bags, gift boxes, boxed greeting cards, gift tags, decorative tissue paper, decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-up and novelties, Easter egg dyes and novelties, craft products, educational products, memory books, stationery, journals, notecards, infant and wedding photo albums and scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected future earnings and financial performance; expected future benefits from the Company’s restructuring plan involving the closure of its facilities in Elysburg, Pennsylvania and Troy, Pennsylvania; expected future benefits associated with the Company’s stock repurchases; and the expected future benefits from our acquisition of the C.R. Gibson business. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions; increased competition; increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs; risks associated with the restructuring plan to close the Company’s facilities in Elysburg, Pennsylvania and Troy, Pennsylvania, including the risk that the restructuring related savings may be less than and/or costs may exceed the presently expected amounts and the risk that the closures will adversely affect the Company’s ability to fulfill its customers orders on time; risks associated with the Company’s enterprise resource planning systems standardization project, including the risk that the cost of the project will exceed expectations, the risk that the expected benefits of the project will not be realized and the risk that implementation of the project will interfere with and adversely affect the Company’s operations and financial performance; the risk that customers may become insolvent; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2008 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the quarters ended June 30, 2008 and 2007 and consolidated condensed balance sheets as of June 30, 2008, March 31, 2008 and June 30, 2007 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,
	2008	2007

SALES	$54,647	$46,802

COSTS AND EXPENSES
Cost of sales	37,713	33,519
Selling, general and administrative expenses	23,550	20,683
Interest expense (income), net	284	(374)
Other income, net	(66)	(242)

	61,481	53,586

LOSS BEFORE INCOME TAXES	(6,834)	(6,784)

INCOME TAX BENEFIT	(2,338)	(2,357)

NET LOSS	$(4,496)	$(4,427)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(.44)	$(.41)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	10,255	10,882

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	June 30, 2008	March 31, 2008	June 30, 2007
	(Unaudited)	(Audited)	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,213	$28,109	$53,303
Accounts receivable, net	43,700	39,144	37,891
Inventories	143,387	105,532	125,012
Deferred income taxes	6,519	7,276	7,973
Assets held for sale	3,461	3,590	2,564
Other current assets	15,003	16,242	15,466

Total current assets	219,283	199,893	242,209

PROPERTY, PLANT AND EQUIPMENT, NET	51,695	50,632	56,759

OTHER ASSETS
Goodwill	48,361	48,361	30,952
Intangible assets, net	42,401	42,454	4,313
Other	3,128	3,701	3,678

Total other assets	93,890	94,516	38,943

Total assets	$364,868	$345,041	$337,911

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$29,700	$-	$-
Current portion of long-term debt	10,249	10,246	10,207
Accrued customer programs	7,762	9,438	7,929
Other current liabilities	44,815	44,209	34,234

Total current liabilities	92,526	63,893	52,370

LONG-TERM DEBT, NET OF CURRENT PORTION	10,129	10,192	20,330

LONG-TERM OBLIGATIONS	6,235	6,121	6,146

DEFERRED INCOME TAXES	2,108	2,482	1,238

STOCKHOLDERS’ EQUITY	253,870	262,353	257,827

Total liabilities and stockholders’ equity	$364,868	$345,041	$337,911

CONTACT:
CSS Industries, Inc.
Clifford E. Pietrafitta, Chief Financial Officer
215-569-9900